                             BY-LAWS

                               OF

           ALLIANCE WORLDWIDE PRIVATIZATION FUND, INC.
                        ________________

                            ARTICLE I

                         Offices

         Section 1.  Principal Office in Maryland.  The

Corporation shall have a principal office in the City of

Baltimore, State of Maryland.

         Section 2.  Other Offices.  The Corporation may

have offices also at such other places within and without

the State of Maryland as the Board of Directors may from

time to time determine or as the business of the Corporation may require.

                        ARTICLE II

                 Meetings of Stockholders

         Section 1.  Place of Meeting.  Meetings of

stockholders shall be held at such place, either within the

State of Maryland or at such other place within the United

States, as shall be fixed from time to time by the Board of

Directors.

         Section 2.  Annual Meetings.  Annual meetings of

stockholders shall be held on a date fixed from time to time by the Board of Directors not less than ninety nor more than one hundred twenty days following the end of each fiscal year of the Corporation, for the election of directors and the transaction of any other business within the powers of

the Corporation; provided, however, that the Corporation

shall not be required to hold an annual meeting in any year

in which the election of directors is not required to be

acted on by stockholders under the Investment Company Act of

1940.

         Section 3.  Notice of Annual Meeting.  Written or

printed notice of the annual meeting, stating the place,

date and hour thereof, shall be given to each stockholder

entitled to vote thereat and each other stockholder entitled to notice thereof not less than ten nor more than ninety

days before the date of the meeting.

         Section 4.  Special Meetings.  Special meetings of

stockholders may be called by the chairman, the president or by the Board of Directors and shall be called by the

secretary upon the written request of holders of shares

entitled to cast not less than twenty-five percent of all

the votes entitled to be cast at such meeting.  Such request shall state the purpose or purposes of such meeting and the

matters proposed to be acted on thereat.  In the case of

such request for a special meeting, upon payment by such

stockholders to the Corporation of the estimated reasonable

cost of preparing and mailing a notice of such meeting, the

secretary shall give the notice of such meeting.  The




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secretary shall not be required to call a special meeting to consider any matter which is substantially the same as a

matter acted upon at any special meeting of stockholders

held within the preceding twelve months unless requested to

do so by holders of shares entitled to cast not less than a

majority of all votes entitled to be cast at such meeting.

Notwithstanding the foregoing, special meetings of

stockholders for the purpose of voting upon the question of

removal of any director or directors of the Corporation

shall be called by the secretary upon the written request of holders of shares entitled to cast not less than ten percent of all the votes entitled to be cast at such meeting.

         Section 5.  Notice of Special Meeting.  Written or

printed notice of a special meeting of stockholders, stating the place, date, hour and purpose thereof, shall be given by the secretary to each stockholder entitled to vote thereat

and each other stockholder entitled to notice thereof not

less than ten nor more than ninety days before the date

fixed for the meeting.
















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         Section 6.  Business of Special Meetings.  Business

transacted at any special meeting of stockholders shall be

limited to the purposes stated in the notice thereof.

         Section 7.  Quorum.  The holders of shares entitled

to cast one-third of the votes entitled to be cast thereat,

present in person or represented by proxy, shall constitute

a quorum at all meetings of the stockholders for the

transaction of business, except with respect to any matter

which, under applicable statutes or regulatory requirements,

requires approval by a separate vote of one or more classes

of stock, in which case the presence in person or by proxy

of the holders of one-third of the shares of stock of each

class required to vote as a class on the matter shall

constitute a quorum.

         Section 8.  Voting.  When a quorum is present at

any meeting, the affirmative vote of a majority of the votes cast, or, with respect to any matter requiring a class vote,

the affirmative vote of a majority of the votes cast of each class entitled to vote as a class on the matter, shall

decide any question brought before such meeting (except that directors may be elected by the affirmative vote of a

plurality of the votes cast), unless the question is one

upon which by express provision of the Investment Company

Act of 1940, as from time to time in effect, or other

statutes or rules or orders of the Securities and Exchange




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Commission or any successor thereto or of the Articles of

Incorporation a different vote is required, in which case

such express provision shall govern and control the decision of such question.

         Section 9.  Proxies.  Each stockholder shall at

every meeting of stockholders be entitled to one vote in

person or by proxy for each share of the stock having voting power held by such stockholder, but no proxy shall be voted

after eleven months from its date, unless otherwise provided in the proxy.

         Section 10.  Record Date.  In order that the

Corporation may determine the stockholders entitled to

notice of or to vote at any meeting of stockholders or any

adjournment thereof, to express consent to corporate action

in writing without a meeting, or to receive payment of any

dividend or other distribution or allotment of any rights,

or entitled to exercise any rights in respect of any change,

conversion or exchange of stock or for the purpose of any

other lawful action, the Board of Directors may fix, in

advance, a record date which shall be not more than ninety

days and, in the case of a meeting of stockholders, not less than ten days prior to the date on which the particular

action requiring such determination of stockholders is to be taken.  In lieu of fixing a record date, the Board of

Directors may provide that the stock transfer books shall be




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closed for a stated period, but not to exceed, in any case,

twenty days.  If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be

closed for at least ten days immediately preceding such

meeting.  If no record date is fixed and the stock transfer

books are not closed for the determination of stockholders:

(1) The record date for the determination of stockholders

entitled to notice of, or to vote at, a meeting of

stockholders shall be at the close of business on the day on which notice of the meeting of stockholders is mailed or the day thirty days before the meeting, whichever is the closer

date to the meeting; and (2) The record date for the

determination of stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the

close of business on the day on which the resolution of the

Board of Directors, declaring the dividend or allotment of

rights, is adopted, provided that the payment or allotment

date shall not be more than sixty days after the date of the adoption of such resolution.

         Section 11.  Inspectors of Election.  The

directors, in advance of any meeting, may, but need not,

appoint one or more inspectors to act at the meeting or any

adjournment thereof.  If an inspector or inspectors are not

appointed, the person presiding at the meeting may, but need




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not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors

in advance of the meeting or at the meeting by the person

presiding thereat.  Each inspector, if any, before entering

upon the discharge of his duties, shall take and sign an

oath faithfully to execute the duties of inspector at such

meeting with strict impartiality and according to the best

of his ability.  The inspectors, if any, shall determine the number of shares outstanding and the voting power of each,

the shares represented at the meeting, the existence of a

quorum, the validity and effect of proxies, and shall

receive votes, ballots or consents, hear and determine all

challenges and questions arising in connection with the

right to vote, count and tabulate all votes, ballots or

consents, determine the result, and do such acts as are

proper to conduct the election or vote with fairness to all

stockholders.  On request of the person presiding at the

meeting or any stockholder, the inspector or inspectors, if

any, shall make a report in writing of any challenge,

question or matter determined by him or them and execute a

certificate of any fact found by him or them.

         Section 12.  Informal Action by Stockholders.

Except to the extent prohibited by the Investment Company

Act of 1940, as from time to time in effect, or rules or




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orders of the Securities and Exchange Commission or any

successor thereto, any action required or permitted to be

taken at any meeting of stockholders may be taken without a

meeting if a consent in writing, setting forth such action,

is signed by all the stockholders entitled to vote on the

subject matter thereof and any other stockholders entitled

to notice of a meeting of stockholders (but not to vote

thereat) have waived in writing any rights which they may

have to dissent from such action, and such consent and

waiver are filed with the records of the Corporation.

                        ARTICLE III

                    Board of Directors

         Section 1.  Number of Directors.  The number of

directors constituting the entire Board of Directors (which

initially was fixed at one in the Corporation's Articles of

Incorporation) may be increased or decreased from time to

time by the vote of a majority of the entire Board of

Directors within the limits permitted by law but at no time

may be more than twenty, but the tenure of office of a

director in office at the time of any decrease in the number of directors shall not be affected as a result thereof.  The directors shall be elected to hold offices at the annual

meeting of stockholders, except as provided in Section 2 of

this Article, and each director shall hold office until the

next annual meeting of stockholders or until his successor




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is elected and qualified.  Any director may resign at any

time upon written notice to the Corporation.  Any director

may be removed, either with or without cause, at any meeting of stockholders duly called and at which a quorum is present by the affirmative vote of the majority of the votes

entitled to be cast thereon, and the vacancy in the Board of

Directors caused by such removal may be filled by the

stockholders at the time of such removal.  Directors need

not be stockholders.

         Section 2.  Vacancies and Newly-Created Director-

ships.  Any vacancy occurring in the Board of Directors for

any cause other than by reason of an increase in the number

of directors may be filled by a majority of the remaining

members of the Board of Directors although such majority is

less than a quorum.  Any vacancy occurring by reason of an

increase in the number of directors may be filled by a

majority of the entire Board of Directors then in office.  A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual

meeting of stockholders or until his successor is elected

and qualifies.

         Section 3.  Powers.  The business and affairs of

the Corporation shall be managed by or under the direction

of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as




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are not by statute or by the Articles of Incorporation or by these By-Laws conferred upon or reserved to the stock-

holders.

         Section 4.  Meetings.  The Board of Directors of

the Corporation or any committee thereof may hold meetings,

both regular and special, either within or without the State of Maryland.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as

shall from time to time be determined by the Board of

Directors.  Special meetings of the Board of Directors may

be called by the chairman, the president or by two or more

directors.  Notice of special meetings of the Board of

Directors shall be given by the secretary to each director

at least three days before the meeting if by mail or at

least 24 hours before the meeting if given in person or by

telephone or by telegraph.  The notice need not specify the

business to be transacted.

         Section 5.  Quorum and Voting.  During such times

when the Board of Directors shall consist of more than one

director, a quorum for the transaction of business at

meetings of the Board of Directors shall consist of two of

the directors in office at the time but in no event shall a

quorum consist of less than one-third of the entire Board of

Directors.  The action of a majority of the directors

present at a meeting at which a quorum is present shall be




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the action of the Board of Directors.  If a quorum shall not be present at any meeting of the Board of Directors, the

directors present thereat may adjourn the meeting from time

to time, without notice other than announcement at the

meeting, until a quorum shall be present.

         Section 6.  Committees.  The Board of Directors may

appoint from among its members an executive committee and

other committees of the Board of Directors, each committee

to be composed of two or more of the directors of the

Corporation.  The Board of Directors may delegate to such

committees any of the powers of the Board of Directors

except those which may not by law be delegated to a

committee.  Such committee or committees shall have the name or names as may be determined from time to time by

resolution adopted by the Board of Directors.  Unless the

Board of Directors designates one or more directors as

alternate members of any committee, who may replace an

absent or disqualified member at any meeting of the

committee, the members of any such committee present at any

meeting and not disqualified from voting may, whether or not they constitute a quorum, appoint another member of the

Board of Directors to act at the meeting in the place of any absent or disqualified member of such committee.  At

meetings of any such committee, a majority of the members or alternate members of such committee shall constitute a




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quorum for the transaction of business and the act of a

majority of the members or alternate members present at any

meeting at which a quorum is present shall be the act of the committee.

         Section 7.  Minutes of Committee Meetings.  The

committees shall keep regular minutes of their proceedings.

         Section 8.  Informal Action by Board of Directors

and Committees.  Any action required or permitted to be

taken at any meeting of the Board of Directors or of any

committee thereof may be taken without a meeting if a

written consent thereto is signed by all members of the

Board of Directors or of such committee, as the case may be,

and such written consent is filed with the minutes of

proceedings of the Board of Directors or committee,

provided, however, that such written consent shall not

constitute approval of any matter which pursuant to the

Investment Company Act of 1940 and the rules thereunder

requires the approval of directors by vote cast in person at a meeting.

         Section 9.  Meetings by Conference Telephone.  The

members of the Board of Directors or any committee thereof

may participate in a meeting of the Board of Directors or

committee by means of a conference telephone or similar

communications equipment by means of which all persons

participating in the meeting can hear each other at the same




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time and such participation shall constitute presence in

person at such meeting, provided, however, that such

participation shall not constitute presence in person with

respect to matters which pursuant to the Investment Company

Act of 1940 and the rules thereunder require the approval of directors by vote cast in person at a meeting.

         Section 10.  Fees and Expenses.  The directors may

be paid their expenses of attendance at each meeting of the

Board of Directors and may be paid a fixed sum for

attendance at each meeting of the Board of Directors, a

stated salary as director or such other compensation as the

Board of Directors may approve.  No such payment shall

preclude any director from serving the Corporation in any

other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like

reimbursement and compensation for attending committee

meetings.

                        ARTICLE IV

                          Notices

         Section 1.  General.  Notices to directors and

stockholders mailed to them at their post office addresses

appearing on the books of the Corporation shall be deemed to be given at the time when deposited in the United States

mail.






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         Section 2.  Waiver of Notice.  Whenever any notice

is required to be given under the provisions of the

statutes, of the Articles of Incorporation or of these

By-Laws, a waiver thereof in writing, signed by the person

or persons entitled to said notice, whether before or after

the time stated therein, shall be deemed the equivalent of

notice and such waiver shall be filed with the records of

the meeting.  Attendance of a person at a meeting shall

constitute a waiver of notice of such meeting except when

the person attends a meeting for the express purpose of

objecting, at the beginning of the meeting, to the

transaction of any business because the meeting is not

lawfully called or convened.

                         ARTICLE V

                         Officers

         Section 1.  General.  The officers of the

Corporation shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders and

shall be a chairman of the Board of Directors, a president,

a secretary and a treasurer.  The Board of Directors may

choose also such vice presidents and additional officers or

assistant officers as it may deem advisable.  Any number of

offices, except the offices of president and vice president

and chairman and vice president, may be held by the same

person.  No officer shall execute, acknowledge or verify any




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instrument in more than one capacity if such instrument is

required by law to be executed, acknowledged or verified by

two or more officers.

         Section 2.  Other Officers and Agents.  The Board

of Directors may appoint such other officers and agents as

it desires who shall hold their offices for such terms and

shall exercise such powers and perform such duties as shall

be determined from time to time by the Board of Directors.

         Section 3.  Tenure of Officers.  The officers of

the Corporation shall hold office at the pleasure of the

Board of Directors.  Each officer shall hold his office

until his successor is elected and qualifies or until his

earlier resignation or removal.  Any officer may resign at

any time upon written notice to the Corporation.  Any

officer elected or appointed by the Board of Directors may

be removed at any time by the Board of Directors when, in

its judgment, the best interests of the Corporation will be

served thereby.  Any vacancy occurring in any office of the

Corporation by death, resignation, removal or otherwise

shall be filled by the Board of Directors.

         Section 4.  Chairman of the Board of Directors.

The chairman of the Board of Directors shall preside at all

meetings of the stockholders and of the Board of Directors.

He shall be the chief executive officer and shall have

general and active management of the business of the




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Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall be ex officio a member of all committees designated by the

Board of Directors except as otherwise determined by the

Board of Directors.  He shall execute bonds, mortgages and

other contracts requiring a seal, under the seal of the

Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing

and execution thereof shall be expressly delegated by the

Board of Directors to some other officer or agent of the

Corporation.

         Section 5.  President.  The president shall act

under the direction of the chairman and in the absence or

disability of the chairman shall perform the duties and

exercise the powers of the chairman.  He shall perform such

other duties and have such other powers as the chairman or

the Board of Directors may from time to time prescribe.  He

shall execute on behalf of the Corporation, and may affix

the seal or cause the seal to be affixed to, all instruments requiring such execution except to the extent that signing

and execution thereof shall be expressly delegated by the

Board of Directors to some other officer or agent of the

Corporation.

         Section 6.  Vice Presidents.  The vice presidents

shall act under the direction of the chairman and in the




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absence or disability of the president shall perform the

duties and exercise the powers of the president.  They shall perform such other duties and have such other powers as the

chairman or the Board of Directors may from time to time

prescribe.  The Board of Directors may designate one or more executive vice presidents or may otherwise specify the order of seniority of the vice presidents and, in that event, the

duties and powers of the president shall descend to the vice presidents in the specified order of seniority.

         Section 7.  Secretary.  The secretary shall act

under the direction of the chairman.  Subject to the

direction of the chairman he shall attend all meetings of

the Board of Directors and all meetings of stockholders and

record the proceedings in a book to be kept for that purpose and shall perform like duties for the committees designated

by the Board of Directors when required.  He shall give, or

cause to be given, notice of all meetings of stockholders

and special meetings of the Board of Directors, and shall

perform such other duties as may be prescribed by the

chairman or the Board of Directors.  He shall keep in safe

custody the seal of the Corporation and shall affix the seal or cause it to be affixed to any instrument requiring it.

         Section 8.  Assistant Secretaries.  The assistant

secretaries in the order of their seniority, unless

otherwise determined by the chairman or the Board of




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Directors, shall, in the absence or disability of the

secretary, perform the duties and exercise the powers of the secretary.  They shall perform such other duties and have

such other powers as the chairman or the Board of Directors

may from time to time prescribe.

         Section 9.  Treasurer.  The treasurer shall act

under the direction of the chairman.  Subject to the

direction of the chairman he shall have the custody of the

corporate funds and securities and shall keep full and

accurate accounts of receipts and disbursements in books

belonging to the Corporation and shall deposit all moneys

and other valuable effects in the name and to the credit of

the Corporation in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the

Corporation as may be ordered by the chairman or the Board

of Directors, taking proper vouchers for such disbursements,

and shall render to the chairman and the Board of Directors,

at its regular meetings, or when the Board of Directors so

requires, an account of all his transactions as treasurer

and of the financial condition of the Corporation.

         Section 10.  Assistant Treasurers.  The assistant

treasurers in the order of their seniority, unless otherwise determined by the chairman or the Board of Directors, shall,

in the absence or disability of the treasurer, perform the

duties and exercise the powers of the treasurer.  They shall




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perform such other duties and have such other powers as the chairman or the Board of Directors may from time to time

prescribe.

                        ARTICLE VI

                   Certificates of Stock

         Section 1.  General.  Every holder of stock of the

Corporation who has made full payment of the consideration

for such stock shall be entitled upon request to have a

certificate, signed by, or in the name of the Corporation

by, the chairman, the president or a vice president and

countersigned by the treasurer or an assistant treasurer or

the secretary or an assistant secretary of the Corporation,

certifying the number and, if additional shares of stock

should be authorized, the class of whole shares of stock

owned by him in the Corporation.

         Section 2.  Fractional Share Interests.  The

Corporation may issue fractions of a share of stock.

Fractional shares of stock shall have proportionately to the respective fractions represented thereby all the rights of

whole shares, including the right to vote, the right to

receive dividends and distributions and the right to

participate upon liquidation of the Corporation, excluding,

however, the right to receive a stock certificate

representing such fractional shares.






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         Section 3.  Signatures on Certificates.  Any of or

all the signatures on a certificate may be a facsimile.  In

case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such

officer before such certificate is issued, it may be issued

with the same effect as if he were such officer at the date

of issue.  The seal of the Corporation or a facsimile

thereof may, but need not, be affixed to certificates of

stock.

         Section 4.  Lost, Stolen or Destroyed Certificates.

The Board of Directors may direct a new certificate or

certificates to be issued in place of any certificate or

certificates theretofore issued by the Corporation alleged

to have been lost, stolen or destroyed, upon the making of

any affidavit of that fact by the person claiming the

certificate or certificates to be lost, stolen or destroyed.

When authorizing such issue of a new certificate or

certificates, the Board of Directors may, in its discretion

and as a condition precedent to the issuance thereof,

require the owner of such lost, stolen or destroyed

certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as

indemnity against any claim that may be made against the

Corporation with respect to the certificate or certificates

alleged to have been lost, stolen or destroyed.




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         Section 5.  Transfer of Shares.  Upon request by

the registered owner of shares, and if a certificate has

been issued to represent such shares upon surrender to the

Corporation or a transfer agent of the Corporation of a

certificate for shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, if it is

satisfied that all provisions of the Articles of

Incorporation, of the By-Laws and of the law regarding the

transfer of shares have been duly complied with, to record

the transaction upon its books, issue a new certificate to

the person entitled thereto upon request for such

certificate, and cancel the old certificate, if any.

         Section 6.  Registered Owners.  The Corporation

shall be entitled to recognize the person registered on its

books as the owner of shares to be the exclusive owner for

all purposes including voting and dividends, and the

Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the

part of any other person, whether or not it shall have

express or other notice thereof, except as otherwise

provided by the laws of Maryland.










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                        ARTICLE VII

                       Miscellaneous

         Section 1.  Reserves.  There may be set aside out

of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in

their absolute discretion, think proper as a reserve or

reserves to meet contingencies, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve.

         Section 2.  Dividends.  Dividends upon the stock of

the Corporation may, subject to the provisions of the

Articles of Incorporation and of applicable law, be declared by the Board of Directors at any time.  Dividends may be

paid in cash, in property or in shares of the Corporation's

stock, subject to the provisions of the Articles of

Incorporation and of applicable law.

         Section 3.  Capital Gains Distributions.  The

amount and number of capital gains distributions paid to the stockholders during each fiscal year shall be determined by

the Board of Directors.  Each such payment shall be

accompanied by a statement as to the source of such payment,

to the extent required by law.

         Section 4.  Checks.  All checks or demands for

money and notes of the Corporation shall be signed by such




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officer or officers or such other person or persons as the

Board of Directors may from time to time designate.

         Section 5.  Fiscal Year.  The fiscal year of the

Corporation shall be fixed by resolution of the Board of

Directors.

         Section 6.  Seal.  The corporate seal shall have

inscribed thereon the name of the Corporation, the year of

its organization and the words "Corporate Seal, Maryland."

The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in another manner reproduced.

         Section 7.  Insurance Against Certain Liabilities.

The Corporation shall not bear the cost of insurance that

protects or purports to protect directors and officers of

the Corporation against any liabilities to the Corporation

or its security holders to which any such director or

officer would otherwise be subject by reason of willful

misfeasance, bad faith, gross negligence or reckless

disregard of the duties involved in the conduct of his

office.

                       ARTICLE VIII

                      Indemnification

         Section 1.  Indemnification of Directors and

Officers.  The Corporation shall indemnify its directors to

the full extent that indemnification of directors is

permitted by the Maryland General Corporation Law.  The




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

Corporation shall indemnify its officers to the same extent

as its directors and to such further extent as is consistent with law.  The Corporation shall indemnify its directors and officers who while serving as directors or officers also

serve at the request of the Corporation as a director,

officer, partner, trustee, employee, agent or fiduciary of

another corporation, partnership, joint venture, trust,

other enterprise or employee benefit plan to the full extent consistent with law.  The indemnification and other rights

provided by this Article shall continue as to a person who

has ceased to be a director or officer and shall inure to

the benefit of the heirs, executors and administrators of

such a person.  This Article shall not protect any such

person against any liability to the Corporation or any

stockholder thereof to which such person would otherwise be

subject by reason of willful misfeasance, bad faith, gross

negligence or reckless disregard of the duties involved in

the conduct of his office ("disabling conduct").

         Section 2.  Advances.  Any current or former

director or officer of the Corporation seeking

indemnification within the scope of this Article shall be

entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with the

matter as to which he is seeking indemnification in the

manner and to the full extent permissible under the Maryland




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

General Corporation Law.  The person seeking indemnification shall provide to the Corporation a written affirmation of

his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a

written undertaking to repay any such advance if it should

ultimately be determined that the standard of conduct has

not been met.  In addition, at least one of the following

additional conditions shall be met:  (a) the person seeking

indemnification shall provide a security in form and amount

acceptable to the Corporation for his undertaking; (b) the

Corporation is insured against losses arising by reason of

the advance; or (c) a majority of a quorum of directors of

the Corporation who are neither "interested persons" as

defined in Section 2(a)(19) of the Investment Company Act of

1940, as amended, nor parties to the proceeding

("disinterested non-party directors"), or independent legal

counsel, in a written opinion, shall have determined, based

on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is

reason to believe that the person seeking indemnification

will ultimately be found to be entitled to indemnification.

         Section 3.  Procedure.  At the request of any

person claiming indemnification under this Article, the

Board of Directors shall determine, or cause to be

determined, in a manner consistent with the Maryland General




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

Corporation Law, whether the standards required by this

Article have been met.  Indemnification shall be made only

following:  (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the

person to be indemnified was not liable by reason of

disabling conduct or (b) in the absence of such a decision,

a reasonable determination, based upon a review of the

facts, that the person to be indemnified was not liable by

reason of disabling conduct by (i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an

independent legal counsel in a written opinion.

         Section 4.  Indemnification of Employees and

Agents.  Employees and agents who are not officers or

directors of the Corporation may be indemnified, and

reasonable expenses may be advanced to such employees or

agents, as may be provided by action of the Board of

Directors or by contract, subject to any limitations imposed by the Investment Company Act of 1940.

         Section 5.  Other Rights.  The Board of Directors

may make further provision consistent with law for

indemnification and advance of expenses to directors,

officers, employees and agents by resolution, agreement or

otherwise.  The indemnification provided by this Article

shall not be deemed exclusive of any other right, with

respect to indemnification or otherwise, to which those




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seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or

disinterested directors or otherwise.  The rights provided

to any person by this Article shall be enforceable against

the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a

director, officer, employee, or agent as provided above.

         Section 6.  Amendments.  References in this Article

are to the Maryland General Corporation Law and to the

Investment Company Act of 1940 as from time to time amended.

No amendment of these By-laws shall affect any right of any

person under this Article based on any event, omission or

proceeding prior to the amendment.

                        ARTICLE IX

                        Amendments

         The Board of Directors shall have the power to

make, alter and repeal by-laws of the Corporation.




















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